Nicholas Investment Partners, L.P.

Investment Adviser Code of Ethics

May 1, 2015

Nicholas Investment Partners, L.P. Code of Ethics
Contents
Statement of General Policy	4
Definitions	5
Standards of Business Conduct	8
Social Media	9
General Policy	9
Prohibition Against Insider Trading	10
Introduction	10
General Policy	10
What is Material Information?	10
What is Nonpublic Information?	10
Identifying Inside Information	11
Contacts with Public Companies	11
Tender Offers	11
Restricted Securities	11
Insider Trading Procedures	11
Personal Securities Transactions	13
General Policy	13
Procedures for Personal Securities Transactions	13
Access Persons	13
Pre-clearance required for Reportable Securities	13
Securities and Transactions Exempt from Pre-clearance	14
Pre-Clearance Required for Private or Limited Offerings	14
Pre-Clearance Required for Sub-Advised Mutual Funds	14
Investment Management Personnel	14
Prohibition from Participation in IPOs	14
Blackout Periods	15
Front-Running	15
Short-Term Trading Profit Limitations	15
Contrary Positions	15
Procedures for Securities Transactions in Related Accounts	16
Personal Transaction Reporting Requirements	16
Brokerage Accounts	16
Initial Holdings Report	16
Annual Holdings Report & Semi-Annual Covered Account Certification	17
Quarterly Transaction Reports	17

Nicholas Investment Partners, L.P. Code of Ethics

Exempt Transactions	17
Monitoring and Review of Personal Securities Transactions	18
Gifts and Entertainment	19
General Policy	19
Reporting Requirements	19
Business Entertainment	20
General Policy	20
Appropriate Forms of Business Entertainment	20
Reporting Requirements	21
Service as an Officer or Director	22
Whistleblower Policy	23
Reporting Potential Misconduct	23
Responsibility of the Whistleblower	23
Handling of Reported Improper Activity	23
No Retaliation Policy	24
Reporting Violations and Sanctions	25
Violations of the Policy	25
Fine Schedule	25
Certification	26
Initial Certification	26
Acknowledgement of Amendments	26
Annual Certification	26
Further Information	26
Records	27
Code of Ethics/IA Policies & Procedures Certification Form	28
Initial/Annual Access Person Questionnaire	29
Initial/Annual Holdings Report	31
Personal Trading Pre-Clearance Form	33
Semi-Annual/New Brokerage Account Reporting Form	34

Nicholas Investment Partners, L.P. Code of Ethics

Statement of General Policy

Nicholas Investment Partners, L.P. (“Nicholas”) has adopted this Code of Ethics (“Code”) which has been designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”).

The Code establishes rules of conduct for all employees of Nicholas and is designed to, among other things; govern personal securities trading activities in the accounts of employees, immediate family/household accounts and accounts in which an employee has a beneficial interest. The Code is based upon the principle that Nicholas and its employees owe a fiduciary duty to Nicholas’s clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with the firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

The Code is designed to ensure that the high ethical standards long maintained by Nicholas continue to be applied. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct.

Pursuant to Section 206 of the Advisers Act, Nicholas and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that the Nicholas has an affirmative duty to act solely in the best interest of its clients.

Nicholas and its employees are subject to the following specific fiduciary obligations when dealing with clients:

●	The duty to have a reasonable, independent basis for the investment advice provided;
●	The duty to seek to obtain best execution for a client’s transactions where the Firm is in a position to direct brokerage transactions for the client;
●	The duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs and circumstances; and
●	A duty to be loyal to clients.

In meeting its fiduciary responsibilities to its clients, Nicholas expects every employee to demonstrate the highest standards of ethical conduct for continued employment with Nicholas. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with Nicholas. Nicholas’s reputation for fair and honest dealing with its clients has taken considerable time to build. This standing could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to our clients. Employees are urged to seek the advice of the CCO, the Chief Compliance Officer, for any questions about the Code or the application of the Code to their individual circumstances. Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with Nicholas

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for employees of Nicholas in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the Chief Compliance Officer.

Recognizing the importance of maintaining the Firm’s reputation and consistent with our fundamental principles of honesty, integrity and professionalism, the Firm requires that a Supervised Person advise the Chief Compliance Officer immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or legal proceeding of any kind. Nicholas will maintain such information on a confidential basis. The CCO will report all material matters to the Partner Committee in a timely manner for review and follow-up.

Nicholas’ Partner Committee has appointed Christopher Siriani as the firm’s Chief Compliance Officer (“CCO”). The CCO is responsible for administering the firm’s compliance program and reports periodically to the Partner Committee on the status of the firm’s Code and overall compliance program. The Partner Committee has also designated Cathy Newcomb to assist the CCO in implementing the firm’s compliance program. In the absence of the CCO, Cathy Newcomb will be responsible for the general day-to-day monitoring activities of the CCO. In the event a material issue arises, any three members of the Partner Committee with representation from Investments, Client Service and Administration may act as a decision making body in the CCO’s absence. Each represented group will have one vote on the issue and the meeting/discussion will be recorded and reported to the CCO for retention in the firm compliance records.

Nicholas Investment Partners, L.P. Code of Ethics

The CCO may grant exceptions to certain provisions contained in the Code only in situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of employees.

Definitions
For the purposes of this Code, the following definitions shall apply:

●	“1933 Act” means the Securities Act of 1933, as amended.

●	“1934 Act” means the Securities Exchange Act of 1934, as amended.

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“Access Person” means any Supervised Person who: has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable fund our firm or its control affiliates manage or has access to such recommendations; or is involved in making securities recommendations to clients that are nonpublic. For the purposes of this code, all employees will be deemed Access Persons due to their level of access to Nicholas’ trading and reporting systems.

Nicholas has engaged Infracore (IT outsourcing) to provide on-site services related to monitoring and maintaining our information technology infrastructure. Employees of Infracore are not considered Supervised Persons under this Code because they are not employees of the firm.

While employees of Infracore are not Supervised Persons under the code, they do have access to Nicholas’ trading systems. Due to on-site Infracore employee’s level of access, Nicholas has established a policy where onsite Infracore employees will adhere to our Personal Securities Transactions procedures and acknowledge receipt and understanding of our Code.

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“Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

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“Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder. The concept of “Beneficial Ownership” of securities is broad. It includes not only securities a person owns directly, and not only securities owned by others specifically for his or her benefit, but also (i) securities held by his or her spouse, minor children and relatives who live full time in his or her home, and (ii) securities held by another person if by reason of any contract, understanding, relationship, agreement or other arrangement the employee obtains benefits substantially equivalent to ownership.

●	“Control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

Nicholas Investment Partners, L.P. Code of Ethics

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“Covered Account” means accounts of any employee and includes accounts of the employee’s immediate family members (any relative by blood or marriage living in the employee’s household), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest, controls or exercises investment discretion.

●	“Fund” means an investment company registered under the Investment Company Act.

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“Initial public offering” (IPO) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

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“Inside information” means non-public information (i.e., information that is not available to investors generally) that there is a substantial likelihood that a reasonable investor would consider to be important in deciding whether to buy, sell or retain a security or would view it as having significantly altered the ‘total mix’ of information available,

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“Insider” is broadly defined as it applies to Nicholas’ Insider Trading policy and procedures. It includes our Firm’s officers, directors and employees. In addition, a person can be a “temporary insider” if they enter into a special confidential relationship in the conduct of the company’s affairs and, as a result, are given access to information solely for Nicholas’ purposes. A temporary insider can include, among others, Nicholas’ attorneys, accountants, consultants, and the employees of such organizations. Furthermore, Nicholas may become a temporary insider of a client it advises or for which it performs other services. If a client expects Nicholas to keep the disclosed non-public information confidential and the relationship implies such a duty, then Nicholas will be considered an insider.

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“Insider trading” is generally understood to refer to the effecting of securities transactions while in possession of material, non-public information (regardless of whether one is an “insider”) or to the communication of material, non-public information to others.

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“Investment person” means a Supervised Person of Nicholas who, in connection with his or her regular functions or duties, makes recommendations regarding the purchase or sale of securities for client accounts (e.g., portfolio manager) or provides information or advice to portfolio managers, or who help execute and/or implement the portfolio manager’s decision (e.g., securities analysts, traders, and portfolio assistants); and any natural person who controls Nicholas and who obtains information concerning recommendations made regarding the purchase or sale of securities for client accounts.

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“Investment-related” means activities that pertain to securities, commodities, banking, insurance, or real estate (including, but not limited to, acting as or being associated with an investment adviser, broker-dealer, municipal securities dealer, government securities broker or dealer, issuer, investment company, futures sponsor, bank, or savings association).

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“Limited offering” means an offering of securities that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(5) or pursuant to Rule 504, 505, or Rule 506 under the Securities Act of 1933.

●	“Private fund” means an issuer that would be an investment company as defined in section 3 of the Investment Company Act of 1940 but for section 3(c)(1) or 3(c)(7) of that Act.

Nicholas Investment Partners, L.P. Code of Ethics

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“Reportable security” means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) Transactions and holdings in direct obligations of the Government of the United States; (ii) Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Transactions and holdings in shares of other types of open-end registered mutual funds (excluding ETFs), unless Nicholas or a control affiliate acts as the investment adviser or principal underwriter for the fund; and (v) 529 Plans, unless Nicholas or a control affiliate manages, distributes, markets or underwrites the 529 Plan or the investments (including a fund that is defined as a reportable fund under Rule 204A-1) and strategies underlying the 529 Plan that is a college savings plan.

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“Related Accounts” there are multiple accounts managed by the firm that are beneficially owned or controlled by the principals and managed in a manner that is different than any product offered by the firm to its clients. Generally, these accounts are managed in concentrated, tax-managed strategies that are usually not suitable for institutional investors and their investment guidelines. These accounts are managed according to the Investment Management Agreements between the firm and the principals of the firm in highly concentrated, tax-sensitive strategies. For the purposes of this Code the Related Accounts are Covered Accounts and subject to trading restrictions on personal securities transactions. Please refer to the “Procedures for Securities Transactions in Related Accounts” section for additional information regarding the Related Account transactions.

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“Reportable Fund” means any registered investment company, i.e., mutual fund, for which our Firm, or a control affiliate, acts as investment adviser, as defined in section 2(a) (20) of the Investment Company Act, or principal underwriter.

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“Supervised Person” means directors, officers and partners of Nicholas (or other persons occupying a similar status or performing similar functions); employees of Nicholas; and any other person who provides advice on behalf of Nicholas and is subject to Nicholas’s direct supervision and control. On a case by case basis, Nicholas may designate consultants and independent contractors as Supervised Persons depending on various factors such as system access, length of engagement and general risk of potential conflicts, among others.

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“Track Record Accounts” the firm manages assets in multiple strategies for which the principals are beneficial owners. The principals of the firm funded multiple accounts that are managed according to our Small Cap, Growth Equity and Convertibles investment strategies. These accounts (referred to as “Track Record Accounts”) are managed in the same manner as other accounts within the respective strategies. The accounts participate in block trades and allocations alongside other accounts in the strategy as outlined in our trade allocation and rotation policy. This includes the allocation of IPOs. While the principals are the beneficial owners of these accounts we do not treat these accounts as Covered Accounts because they trade like all other eligible accounts in the respective strategy.

Nicholas Investment Partners, L.P. Code of Ethics

Standards of Business Conduct

Nicholas places the highest priority on upholding its fiduciary responsibility to its clients and maintaining its reputation for integrity and professionalism. The confidence and trust placed in our firm and its employees by our clients is something we value and endeavor to protect. The following Standards of Business Conduct set forth policies and procedures to achieve these goals. This Code is intended to comply with the various provisions of the Advisers Act and also requires all Supervised Persons to comply with the various applicable provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).

Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Such policies and procedures are contained in this Code. The Code also contains policies and procedures with respect to personal securities transactions of all Nicholas’s Supervised Persons as defined herein. These procedures cover transactions in a Reportable Security in which a Supervised Person has a beneficial interest in or accounts over which the Supervised Person exercises control as well as transactions by members of the Supervised Person’s immediate family.

Section 206 of the Advisers Act makes it unlawful for Nicholas, its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices. This Code contains provisions that prohibit these and other enumerated activities and that are reasonably designed to detect and prevent violations of the Code, the Advisers Act and rules thereunder.

Nicholas Investment Partners, L.P. Code of Ethics

Social Media

Social media and/or methods of publishing opinions or commentary electronically is a dynamic method of mass communication. “Social media” is an umbrella term that encompasses various activities that integrate technology, social interaction and content creation. Social media may use many technologies, including, but not limited to, blogs, microblogs, wikis, photos and video sharing, podcasts, social networking, and virtual worlds. The terms “social media,” “social media sites,” “sites,” and “social networking sites” are used interchangeably herein.
The proliferation of such electronic means of communication presents new and ever changing regulatory risks for our Firm. As a registered investment adviser, use of social media by our Firm and/or related persons of the Firm must comply with applicable provisions of the federal securities laws, including, but not limited to the anti-fraud, compliance and record keeping provisions.
For example, business or client related comments or posts made through social media may breach applicable privacy laws or be considered “advertising” under applicable regulations triggering content restrictions and special disclosure and recordkeeping requirements. Employees should be aware that the use of social media for personal purposes may also have implications for our Firm, particularly where the employee is identified as an officer, employee or representative of the firm. Accordingly, Nicholas seeks to adopt reasonable policies and procedures to safeguard the Firm and our clients.

General Policy

Employees are prohibited from establishing a social networking account and/or participating on a pre-existing social media site for business purposes.

Use of Personal Sites

Personal social media sites should not make any references to Nicholas, its products or its services.
If employees use LinkedIn for professional networking they will limit the information regarding their employment with Nicholas to their title, dates of employment and a brief description of their role at the firm. Employees must not include any information regarding our services, products or performance.

Nicholas prohibits employees from creating or maintaining any individual blogs or websites pages on behalf of the Firm.

Nicholas Investment Partners, L.P. Code of Ethics

Prohibition Against Insider Trading

Introduction
Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose Supervised Persons and Nicholas to stringent penalties. Criminal sanctions may include the imposition of a monetary fine and/or imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order censuring, suspending or permanently barring you from the securities industry. Finally, Supervised Persons and Nicholas may be sued by investors seeking to recover damages for insider trading violations. The rules contained in this Code apply to securities trading and information acquired by Supervised Persons of Nicholas and their immediate family members.

The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. You must notify the CCO immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

General Policy
No Supervised Person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by Nicholas), while in the possession of material, nonpublic information, nor may any personnel of Nicholas communicate material, nonpublic information to others in violation of the law.

What is Material Information?
Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company’s securities. No simple test exists to determine when information is material. For this reason, you should direct any questions about whether information is material to the CCO.

Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal’s “Heard on the Street” column.

You should also be aware of the SEC’s position that the term “material nonpublic information” relates not only to issuers but also to Nicholas’s securities recommendations and client securities holdings and transactions.

What is Nonpublic Information?
Information is “public” when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through the Internet; a public filing with the SEC or some other government agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

Nicholas Investment Partners, L.P. Code of Ethics

Identifying Inside Information
Before executing any trade for yourself or others, including investment funds or private accounts managed by Nicholas (“Client Accounts”), you must determine whether you have access to material, nonpublic information. If you think you may have access to material, nonpublic information, you should take the following steps:

●	Report the information and proposed trade immediately to the CCO.
●	Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by the firm.
●	Do not communicate the information inside or outside the firm, other than to the CCO.
●	After the CCO has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm will take.

You should consult with the CCO before taking any action. This high degree of caution will protect you, our clients, and the firm.

Contacts with Public Companies
Contacts with public companies may represent an important part of the firm’s research efforts. The firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a Supervised Person of Nicholas or other person subject to this Code becomes aware of material, nonpublic information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, Nicholas must make a judgment as to its further conduct. To protect yourself, your clients and the firm, you should contact the CCO immediately if you believe that you may have received material, nonpublic information.

Tender Offers
Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Supervised Persons of Nicholas and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

Restricted Securities
Although Nicholas does not typically receive confidential information from portfolio companies, it may, if it receives such information take appropriate procedures to restrict certain securities from being traded by the firm or its employees.

The Firm may classify certain securities as restricted in the firm’s compliance monitoring tool. Supervised Persons are prohibited from personally, or on behalf of an advisory account, purchasing or selling securities during any period the securities are restricted. Securities issued by companies about which a number of Supervised Persons are expected to regularly have material, nonpublic information will generally be placed on restriction. The CCO shall take steps to immediately restrict the security and prevent the firm or its employees from trading in names that may be restricted.

Insider Trading Procedures
In an effort to prevent insider trading, through his own efforts or as delegated to qualified persons under his supervision, the CCO will do the following:

●	Answer questions and document responses regarding the Adviser’s policy and procedures
●	Provide, on a regular basis (no less than annually), an educational program to familiarize Supervised Persons with the Adviser’s policy and procedures

Nicholas Investment Partners, L.P. Code of Ethics

●
Require each Supervised Person to acknowledge his or her receipt and compliance with the Adviser’s compliance program on an annual basis, and retain acknowledgements among the Adviser’s central compliance records

●	Resolve issues of whether information received by an employee of the Adviser is material and non-public and document findings
●	Review on a regular basis and update as necessary the Adviser’s policy and procedures and document any resulting amendments or revisions
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When it is determined that an employee of the Adviser has material non-public information, implement measures to prevent dissemination of such information, and if necessary, restrict Access Persons from trading in the securities personally or for client accounts

In an effort to detect insider trading, through his/her own efforts or as delegated to qualified persons under his/her supervision, the CCO or designee will perform the following actions:

●	Review the trading activity reports filed by each Access Person of the Adviser, documenting findings by initialing and dating the forms or reports reviewed
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Review the duplicate confirmations and/or statements and related documentation of personal and Related Accounts maintained by officers, directors and Access Persons versus the activity in the fund(s) advised by the Adviser

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Require officers, directors and Access Persons to submit periodic reports of personal trading activity, and to attest to the completeness of each individual’s disclosure of outside accounts at the time of hiring and at least annually thereafter

●	Perform key-word searches on employees’ incoming and outgoing emails and instant messages for evidence of insider trading

To determine whether the Adviser’s Access Persons have complied with the rules described above (and to detect possible insider trading), the CCO will have access to and will generally review, or have reviewed, transactions effected in Covered Accounts within 30 days after the end of each month. The firm will compare transactions in Covered Accounts with transactions in client accounts for transactions or trading patterns that may suggest violations of this Policy or potential front-running, scalping, or other practices that constitute or could appear to involve abuses of Access Persons’ positions. Annually each Access Person must certify that he or she has read and understands this Code, that he or she recognizes that this Code applies to him or her, and that he or she has complied with all of the rules and requirements of this Code that apply to him or her. The CCO is charged with responsibility for collection, review, and retention of the certifications submitted by Access Persons.

Although Access Persons are not prohibited under this policy from trading securities for their own accounts they must do so only in full compliance with this Policy and their fiduciary obligations. At all times, the interests of the Adviser’s clients will prevail over the Access Person’s interest. No trades or trading strategies used by an Access Person may materially conflict with the Adviser’s strategies or the markets in which the Adviser is trading. The Adviser’s Access Persons may not use the Adviser’s proprietary trading strategies to develop or implement new strategies that may otherwise disadvantage the Adviser or its clients. Personal account trading must be done on the Access Person’s own without placing undue burden on the Adviser’s time. No transactions should be undertaken that are beyond the financial resources of the Access Person.

Nicholas Investment Partners, L.P. Code of Ethics

Personal Securities Transactions

General Policy
Nicholas has adopted the following principles governing personal investment activities by Nicholas’ Access Persons:

●	The interests of client accounts will at all times be placed first;
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All personal securities transactions should be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

●	Access Persons must not take inappropriate advantage of their positions (e.g. receiving an IPO allocation as a result of their position at the firm).

Procedures for Personal Securities Transactions

Access Persons

Access Person	Title
Maureen Brown	Senior Administrator
Laura DeMarco	Director of Client Service & Marketing*
Rommel Diawatan	Controller
Betty Graham	Compliance/Operations Analyst
Alexandra Lopez	Client Service & Marketing Associate
Loretta LoMonaco	Accounting Manager
Catherine Nicholas	Chief Investment Officer (Managing Partner)*
Arthur Nicholas	Senior Advisor (Partner)*
Cathy Newcomb	Sr. Analyst/Assistant Trader
Tony Pata	Research Analyst
Alex Reison	Trader
Jenifer Roper	Chief Administrative Officer*
Emmy Sobieski	Senior Research Analyst
Christopher Siriani	President/COO/CCO*
John Wylie	Portfolio Manager*
Lisa Wheatley	Senior Research Analyst
Tammy Wiseman	Client Service & Marketing*
Maxime Zondlowski	Quantitative Research Analyst
*Partner

Pre-clearance required for Reportable Securities
Access Persons must pre-clear the purchase or sale of all Reportable Securities for your own account or any account over which you have control or have a beneficial interest.   Access Persons must pre-clear all personal securities transactions in Reportable Securities by submitting a Personal Trading Pre-clearance Form (attached).  ETFs are exempt from this Pre-clearance requirement; however, ETFs are Reportable Securities and must be reported on brokerage statements and annual holdings reports.

Clearance must be obtained by completing and signing the Personal Trading Pre-clearance Form provided for that purpose by the CCO. The CCO, and/or designee, monitors all Reportable Securities transactions by all Access Persons in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code, including a pattern of front running.

Nicholas Investment Partners, L.P. Code of Ethics

Advance trade pre-clearance in no way waives or absolves any Access Person of the obligation to abide by the provisions, principles and objectives of this Code.

All pre-clearance approvals are valid for the day you received approval up through “market open” the next business day (e.g., 6:30 a.m. PT).  Therefore, order types (Good-till-cancelled, Limit, etc.) that may span multiple trading day are discouraged as they may inadvertently cause the Access Person to violate the pre-clearance requirements.

There is no de minimis provision related to the pre-clearance of Reportable Securities.  All Reportable Securities other than those listed below must be pre-cleared by all Access Persons.

Securities and Transactions Exempt from Pre-clearance

The following reportable securities\transactions are exempt from the pre-clearance requirement:

●	Exchange Traded Funds;
●	Stock Index Futures;
●	Currency Futures traded on a commodity exchange
●	Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;
●	Transactions effected pursuant to an automatic investment\divestiture plan (e.g. a retirement plan, ESOP, 10b5-1 plans);
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Other specific transactions approved, in advance, by the CCO based upon the determination that the transaction(s) do not interfere or appear to interfere with making decisions in the best interest of our advisory clients.   All requests to exempt a transaction must be in writing and forwarded to CCO for approval prior to executing the transaction

Pre-Clearance Required for Private or Limited Offerings
No Access Person shall acquire Beneficial Ownership of any securities in a limited offering or private placement without the prior written approval of the CCO who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Access Person’s activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

Pre-Clearance Required for Sub-Advised Mutual Funds
No Access Person shall acquire Beneficial Ownership in any mutual fund sub-advised by Nicholas without the prior written approval of the CCO.

Investment Management Personnel
Investment management personnel must receive authorization for all Pre-cleared transactions from the Chief Investment Officer (CIO) or a Senior Portfolio Manager. Investment management personnel must submit a request to the CIO or a Senior PM requesting authorization of the personal securities transaction.   The CCO will not review the pre-clearance request until he has confirmed the CIO (or Senior PM) has approved the trade.  For the purposes of this code the term investment management personnel includes portfolio managers, traders and research analysts.  The CCO will authorize Reportable Securities transactions for the CIO.

Prohibition from Participation in IPOs
Supervised Persons are prohibited from transacting in securities, directly or indirectly, as part of an initial public offering.  Track Record Accounts are able to participate in initial public offerings if they do so as part of a block trade whereby all eligible accounts participate on a pro rata basis as outlined in the trading policy.

If a Supervised Person participates in various venture capital or private equity funds and are allocated IPO shares through their participation in such funds, it will not be deemed a violation of this prohibition provided the Supervised Person is not in a controlling position for the fund. A Supervised Person or their immediate family may receive stock by their employer as part of an IPO.   The CCO will review such transactions to ensure no known conflict exist between the firm or its Supervised Persons and the clients.

Nicholas Investment Partners, L.P. Code of Ethics

Blackout Periods
Unless exempt due to immateriality (described below), no Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial interest within three (3) trading days before or after a client trades in that security.

If an immaterial client transaction occurred during the three (3) trading days before an Access Person/Related Account submits a preclearance form, the CCO will review the proposed trade relative to the client trades and determine whether to approve the Access Person\Related Account trade.

If a de minimis client transaction is executed by a client within the three (3) trading days after an Access Person/Related Account executed an approved transaction in the same security, the CCO will review the transactions. Based on the review, the CCO may recommend further action to ensure the firm’s clients are not impacted adversely.  The CCO may require further action by the Access Person/Related Account which may include unwinding the transaction.

For the purpose of this Blackout Period, immaterial is generally defined as 500 shares or less.  The CCO may approve other immaterial transactions if, after review, are deemed free from material conflict.  One example of such a transaction would be a client account rebalance on Monday which includes many small trades to invest/divest cash and a Supervised Person or Related Account submits a pre-clearance request for one of the securities traded in the rebalance on Wednesday. The share amounts involved in such transactions are generally immaterial relative to average trading volumes and generally will not be material.

The intent of this exemption is to prevent very small trades by clients within the Blackout Period, which generally occur as a result of small position trims due to cash constraints or a minor account rebalance, from preventing Access Persons/Related Accounts from executed personal transactions in the absence of a conflict.  It is at the sole discretion of the CCO to allow such exemptions after review.  The exemption will be documented along with the trade pre-clearance forms.  The exemption does not apply on the day the firm is actively trading a security.

Day Count Example: If the firm is active in a Reportable Security on a Monday, your pre-clearance request will be subject to a three day blackout period until Thursday of the same week, at which time you may re-submit your pre-clearance request.

Exchange Traded Funds are exempt from the Blackout Period.

Front-Running
Supervised Persons may not front-run an order being made for or on behalf of a client, even if you are not responsible for the order. Front-Running consists of executing a transaction based on the knowledge of the forthcoming transaction in the same or an underlying security, or other related securities, on behalf of a client.

Short-Term Trading Profit Limitations
Investment management personnel may only sell a Reportable Security that was held for less than 30 days, if the security is being sold at a loss.  The 30 day holding rule is also applicable to options (based on purchase/sold not exercise date) and short positions.  The 30 day holding period is not applicable to the Related Accounts as these accounts invest in concentrated positions and may require more frequent trading.   Exchange Traded Funds are exempt from this 30 day holding requirement for all Supervised Persons.

Contrary Positions
No Supervised Person (including any member of the family/household of such Supervised Person) may acquire any Beneficial Ownership in any Reportable Security which is contrary to a position Nicholas holds for a client account in the same Reportable Security (or any closely related security such as an option or a related convertible or exchangeable security), except with the specific, advance written approval of a Managing Partner and the CCO, which the Managing Partner or the CCO may deny for any reason.

Nicholas Investment Partners, L.P. Code of Ethics

Nicholas’ Convertible Arbitrage strategy regularly enters into short equity positions to hedge the strategy’s long convertible bond positions.  This is an integral component of the strategy where the short equity positions are part of a larger position which pairs the short equity position with a long bond position.  As a result, this approval does not pertain to short positions in the Convertible Arbitrage strategy.

Some of Nicholas’ strategies use ETF positions to hedge general market movements and volatility.   In these cases, it is possible, even likely, for one account to be long an ETF to equitize cash while another account is short the same ETF for hedging purposes.  As a result, the contrary position approval does not pertain to contrary positions in ETFs.

Procedures for Securities Transactions in Related Accounts
Trading in Reportable Securities in the Related Accounts is specifically limited and monitored by the CCO.  All transactions in Reportable Securities executed in the Related Accounts are processed through Nicholas’ trading system.  All transactions in publically traded Reportable Securities (except ETFs) are automatically set to a pending status in Nicholas’ compliance system.  Only upon approval from the CIO and CCO (or designee) will the trade be released to the trading blotter for execution. Copies evidencing the pre-approval shall be stored in the Related Account file.  The blackout period described above applies to Related Account transactions.

Each day the trading activity is reconciled to the brokerage activity with the pre-approved forms in each account file to verify all trading activity was pre-approved.

The CCO shall be able to take any action including, but not limited to, re-booking or unwinding a trade that was not pre-approved in accordance with these procedures or which may appear to infringe on trading activity of the client/investor accounts. In cases where pre-approval was not obtained by the CIO and CCO even if it does not appear to infringe on trading activity of other client/investor accounts, the owner of such account may be subject to the disciplinary measures noted in the Code of Ethics.

Personal Transaction Reporting Requirements

Every Access Person shall provide initial and annual holdings reports and quarterly transaction reports to the CCO which must contain the information described below. It is the policy of Nicholas that each Access Person must arrange for their brokerage firm(s) to send automatic duplicate brokerage account statements and trade confirmations of all securities transactions to the CCO.

Brokerage Accounts
All Access Persons that are maintaining a brokerage or trading account must ensure that duplicate copies of account statements and/or transactional confirms are sent directly to the attention of the CCO. This requirement does not apply to discretionary accounts or accounts that hold only non-Reportable Securities with no ability to transact in Reportable Securities. If an account is managed by an investment adviser, other than the firm, to which full investment discretion has been granted, these rules will not apply so long as the Supervised Person(s) who has (have) a Beneficial Ownership interest in the account do not have or exercise any discretion.  Such accounts are not subject to the reporting requirements set forth in this Code.

Access Persons are required to report any new Covered Accounts to the CCO promptly after opening the account.  The Access Person will also ensure Nicholas is authorized to receive duplicate statements containing the same information required in the initial holdings report outlined below.

Initial Holdings Report
Every Access Person shall, no later than ten (10) days after the person becomes an Access Person, file an initial holdings report containing the following information:

●
The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each Reportable Security in which the Access Person had any direct or indirect beneficial interest ownership  when the person becomes a Access Person;

Nicholas Investment Partners, L.P. Code of Ethics

●
The name of any broker, dealer or bank, account name, number and location with whom the Supervised Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

●	The date that the report is submitted by the Access Person.

The information submitted must be current as of a date no more than forty-five (45) days before the person became an Access Person.

Annual Holdings Report & Semi-Annual Covered Account Certification
Every Access Person shall, no later than January 31 of each year, file an annual holdings report containing the same information required in the initial holdings report as described above using the Initial/Annual Holdings Report.  The holdings report must be submitted by the employee, the CCO (or designee) will not rely on holdings reports submitted to Nicholas directly from brokers as required above under Brokerage Accounts.  The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.

On a semi-annual basis each employee will certify on the Semi-Annual/New Brokerage Account Reporting Form that Nicholas is receiving all required brokerage statements and confirmations directly from the brokers.

Quarterly Transaction Reports
Every Access Person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information:

With respect to any transaction during the quarter in a Reportable Security in which the Access Persons had any direct or indirect Beneficial Ownership:

●
The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and  the principal amount (if applicable) of each Reportable Security;

●	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
●	The price of the Reportable Security at which the transaction was effected;
●	The name of the broker, dealer or bank with or through whom the transaction was effected; and
●	The date the report is submitted by the Access Person.

Exempt Transactions
An Access Person need not submit a report with respect to:

●	Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;
●	Transactions effected pursuant to an automatic investment plan, e.g. a dividend retirement plan or predefined ESOP plan;
●
A quarterly transaction report if the report would duplicate information contained in securities transaction confirmations or brokerage account statements Nicholas holds in its records so long as the firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter;

Nicholas Investment Partners, L.P. Code of Ethics

Monitoring and Review of Personal Securities Transactions
The CCO, or a designee, will monitor and review all reports required under the Code for compliance with Nicholas’s policies regarding personal securities transactions and applicable SEC rules and regulations.  The CCO may also initiate inquiries of Access Persons regarding personal securities trading.  Access Persons are required to cooperate with such inquiries and any monitoring or review procedures employed Nicholas.  Any transactions for any accounts of the CCO will be reviewed and approved by the Managing Partner, or other designated supervisory person. The CCO shall at least annually identify all Access Persons who are required to file reports pursuant to the Code and will inform such Access Persons of their reporting obligations.

Nicholas Investment Partners, L.P. Code of Ethics

Gifts and Entertainment

Giving, receiving or soliciting gifts in a business setting may create an appearance of impropriety or may raise a potential conflict of interest.  Nicholas has adopted the policies set forth below to guide Supervised Persons in this area.

General Policy
Nicholas’s policy with respect to gifts and entertainment is as follows:

●
Supervised Persons should not accept or provide any gifts or favors  that might influence the decisions you or the recipient must make in business transactions involving Nicholas, or that others might reasonably believe would influence those decisions;

●
Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis.  Entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible;

●	Supervised Persons shall not accept gift of cash or cash equivalents;
●
Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts of even nominal value, the law or rule must be followed (for example state laws that govern the receipt of gifts and entertainment).

Reporting Requirements
●
Any Supervised Person who accepts/gives, directly or indirectly, anything of value in excess of $10 from/to any person or entity that does business with or on behalf of Nicholas or its clients must report it to the CCO.  This includes, but not limited to:

○	Any client or affiliated person or representative;
○	brokers and other service providers that execute transactions or provide services for clients;
●	Supervised Persons must record the givers and recipients of the gifts and the specific value (an estimated cost can only be used in circumstances where the specific cost is not available);
●	Any gifts and entertainment with value in excess of $100 per year, must, when reasonably possible, obtain consent from the CCO before accepting such gift;
○	If pre-approval is not reasonably possible, Supervised Persons must promptly notify the CCO (or designee)
●
Any Supervised Person that receives multiple gifts, dining or entertainment from one source that collectively exceed $100 should report such items to the CCO to ensure the cumulative value of the items is reasonable.   Whenever possible the gifts should be approved prior to exceeding the $100 value;

●
This gift reporting requirement is for the purpose of helping Nicholas monitor the activities of its Supervised Persons.  However, the reporting of a gift does not relieve any Supervised Person from the obligations and policies set forth in this section or anywhere else in this Code.  If you have any questions or concerns about the appropriateness of any gift, please consult the CCO.

Nicholas Investment Partners, L.P. Code of Ethics

Business Entertainment

General Policy

Nicholas’s policy with respect to business entertainment is as follows:

“Business entertainment” is defined as providing entertainment to a customer’s/vendor’s employee in the form of any social event, hospitality event, charitable event, sporting event, entertainment event, meal, leisure activity or event of like nature or purpose. It also includes any transportation and/or lodging associated with or related to such activity or event, including such business entertainment offered in connection with an educational event business conference.

To be considered business entertainment and not a gift, an associated person of the Firm must accompany or participate with the customer’s/vendor’s employee(s).

Any business entertainment that has an estimated value in excess of $100.00 must be approved by the CCO.

Appropriate Forms of Business Entertainment
The criteria the Firm uses to evaluate the appropriateness of business entertainment may include the following factors:

With Respect to the Entertainment:
●	Whether the nature, cost, or extent of the entertainment could reasonably give rise to an actual or perceived conflict of interest, or encourage a quid pro quo business transaction;
●	Whether the nature, cost, and extent of the entertainment is consistent with the nature of the business relationship and the relationship of the parties involved;
●	Whether the provision of any transportation, lodging, or other accommodations is appropriate;
●	Whether the entertainment would be considered usual and customary within the industry;
●	Whether the entertainment would be considered usual and customary within the member organization;
●	Whether the cost of the entertainment is consistent with the location (city and/or establishment) in which the entertainment takes place;
●	Whether the entertainment extends to the client’s spouse or to guests of the client;
●	Whether the entertainment might otherwise reasonably be perceived to be improper.

With respect to the client:
●	Whether the recipient of the entertainment has fiduciary duties (e.g., to a public company, a state, or a municipality) that may give rise to specific legal or ethical considerations;
●	Frequency of entertainment provided to the client;
●	Frequency of firm contact with the client in the ordinary course of business

With Respect to the Business Purpose:
●	Whether the entertainment is in recognition of a completed deal;
●	Whether the entertainment is educational/philanthropic in nature, or strictly recreational.

Nicholas Investment Partners, L.P. Code of Ethics

Reporting Requirements

●
Any Supervised Person who accepts/gives, directly or indirectly, any business entertainment of value in excess of $10 from/to any person or entity that does business with or on behalf of Nicholas or its clients must report it to the CCO. This includes, but not limited to:

○	Any client or affiliated person or representative;
○	brokers and other service providers that execute transactions or provide services for clients;
●	Supervised Persons must record the givers and recipients of the gifts and the specific value (an estimated cost can only be used in circumstances where the specific cost is not available);
●	Any business entertainment with value in excess of $100 per year, must, when reasonably possible, obtain consent from the CCO before accepting such entertainment;
○	If pre-approval is not reasonably possible, Supervised Persons must promptly notify the CCO (or designee)
●
Any Supervised Person that receives cumulative entertainment from one source that collectively exceeds $100 should report such items to the CCO to ensure the cumulative value of the items is reasonable.   Whenever possible the gifts should be approved prior to exceeding the $100 value;

●
This business entertainment reporting requirement is for the purpose of helping Nicholas monitor the activities of its Supervised Persons.  However, the reporting of a gift does not relieve any Supervised Person from the obligations and policies set forth in this section or anywhere else in this Code.  If you have any questions or concerns about the appropriateness of any gift, please consult the CCO.

Nicholas Investment Partners, L.P. Code of Ethics

Service as an Officer or Director

No Supervised Person shall serve as an officer or on the board of directors of any publicly or privately traded company without prior authorization by the CCO or Partner Committee based upon a determination that any such board service or officer position would be consistent with the interest of Nicholas's clients.  Where board service or an officer position is approved, Nicholas shall implement a “Chinese Wall” or other appropriate procedure, to isolate such person from making decisions relating to the company’s securities.

Nicholas Investment Partners, L.P. Code of Ethics

Whistleblower Policy

As articulated in this Code's Statement of General Policy and Standards of Business Conduct, central to our firm's compliance culture is an ingrained commitment to fiduciary principles.  The policies and procedures set forth here and in our policies and procedures, and their consistent implementation by all Supervised Persons of Nicholas evidence the Firm's unwavering intent to place the interests of clients ahead of self-interest for Nicholas, our management and staff.

Every employee has a responsibility for knowing and following the firm’s policies and procedures.  Every person in a supervisory role is also responsible for those individuals under his/her supervision.  The Firm's principal or a similarly designated officer, has overall supervisory responsibility for the firm.

Recognizing our shared commitment to our clients, all employees are required to conduct themselves with the utmost loyalty and integrity in their dealings with our clients, customers, stakeholders and one another. Improper conduct on the part of any employee puts the Firm and company personnel at risk.  Therefore, while managers and senior management ultimately have supervisory responsibility and authority, these individuals cannot stop or remedy misconduct unless they know about it.  Accordingly, all employees are not only expected to, but are required to report their concerns about potentially illegal conduct as well as violations of our company’s policies.

Reporting Potential Misconduct
To ensure consistent implementation of such practices, it is imperative that Supervised Persons have the opportunity to report any concerns or suspicions of improper activity at the Firm (whether by a Supervised Person or other party) confidentially and without retaliation.

Nicholas’ Whistleblower Policy covers the treatment of all concerns relating to suspected illegal activity or potential misconduct.

Reports of violations or suspected violations must be reported to the CCO or, Partner Committee.  Supervised persons may report suspected improper activity by the CCO to the Firm’s Partner Committee.

Responsibility of the Whistleblower
A person must be acting in good faith in reporting a complaint or concern under this policy and must have reasonable grounds for believing a deliberate misrepresentation has been made regarding accounting or audit matters or a breach of this Manual or the Firm’s Code of Ethics.  A malicious allegation known to be false is considered a serious offense and will be subject to disciplinary action that may include termination of employment.

Handling of Reported Improper Activity
The Firm will take seriously any report regarding a potential violation of Firm policy or other improper or illegal activity, and recognizes the importance of keeping the identity of the reporting person from being widely known.  Supervised persons are to be assured that the Firm will appropriately manage all such reported concerns or suspicions of improper activity in a timely and professional manner, confidentially and without retaliation.

In order to protect the confidentiality of the individual submitting such a report and to enable Nicholas to conduct a comprehensive investigation of reported misconduct, Supervised Persons should understand that those individuals responsible for conducting any investigation are generally precluded from communicating information pertaining to the scope and/or status of such reviews.

Nicholas Investment Partners, L.P. Code of Ethics

No Retaliation Policy
It is the Firm’s policy that no Supervised Person who submits a complaint made in good faith will experience retaliation, harassment, or unfavorable or adverse employment consequences.  A Supervised Person who retaliates against a person reporting a complaint will be subject to disciplinary action, which may include termination of employment. A Supervised Person who believes s/he has been subject to retaliation or reprisal as a result of reporting a concern or making a complaint is to report such action to the CCO or to the Firm’s Partner Committee in the event the concern pertains to the CCO.

Nicholas Investment Partners, L.P. Code of Ethics

Reporting Violations and Sanctions

All Supervised Persons shall promptly report to the CCO or an alternate designee all apparent violations of the Code.  Any retaliation for the reporting of a violation under this Code will constitute a violation of the Code.

The CCO shall promptly report to the Partner Committee all apparent material violations of the Code. When the CCO finds that a violation otherwise reportable to the Partner Committee could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.

Senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed.  Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the Supervised Person’s employment with the firm.

Violations of the Policy
Any trading-related violation of this Policy, including any pre-clearance violation, will be subject to the Fine Schedule and can result in additional penalties ranging from cancellation of the offending trade to termination of your employment. All fines will be paid to the United Way or a charity of your choice.   Checks will be submitted to the CCO and forwarded to the United Way or your selected charity.

Fine Schedule

First Violation
●	If Nicholas was trading the Reportable Security at the same time an Supervised Person did not follow procedures (i.e., pre-clear a trade), a disgorgement of profits;
●	A possible fine of half a percent of base salary up to $500; and
●	Meet with the CCO to discuss and re-sign the Policy.

Second Violation (within 12 months)
●	If Nicholas was trading the Reportable Security at the same time an Supervised Person did not follow procedures (i.e., pre-clear a trade), a disgorgement of profits;
●	A fine of one percent of base salary up to $1,000;
●	Meet with the CCO to discuss and re-sign the Policy; and
●	Written warning to personnel file.

Third violation (within 12 months)
●	If Nicholas was trading the Reportable Security at the same time an Supervised Person did not follow procedures (i.e., pre clear a trade), a disgorgement of profits;
●	A fine of two percent of base salary up to $2,000;
●	Meet with the CCO to discuss and re-sign the Policy;
●	Written warning to personnel file;
●
Prohibition from personal trading for a specific period of time (e.g., six months to one year) except to close out current positions; and may result in termination of employment with Nicholas Investment Partners.

Nicholas Investment Partners, L.P. Code of Ethics

Certification

Initial Certification
All Supervised Persons will be provided with a copy of the Code of Ethics and IA Policies & Procedures and must initially certify in writing to the CCO that they have: (i) received a copy of the Code and Policies; (ii) read and understand all provisions of the Code and Policies; (iii) agreed to abide by the Code and Policies; and (iv) reported all account holdings as required by the Code.

Acknowledgement of Amendments
All Supervised Persons shall receive any amendments to the Code and must certify to the CCO in writing that they have: (i) received a copy of the amendment; (ii) read and understood the amendment; (iii) and agreed to abide by the Code as amended.  Each Supervised Person must complete the Code of Ethics/IA Policies & Procedures Certification form (attached) upon being notified by the CCO that the Code has been amended.

Annual Certification
All Supervised Persons must annually certify in writing to the CCO that they have: (i) read and understood all provisions of the Code; (ii) complied with all requirements of the Code; and (iii) submitted all holdings and transaction reports as required by the Code.  Each Supervised Person must complete the Code of Ethics/IA Policies & Procedures Certification form (attached) annually.

Further Information
Supervised Persons should contact the CCO regarding any inquiries pertaining to the Code or the policies established herein.

Nicholas Investment Partners, L.P. Code of Ethics

Records

The CCO shall maintain and cause to be maintained in a readily accessible place the following records:

●	A copy of any Code of Ethics adopted by the Firm pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five years;
●	A record of any violation of Nicholas's Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;
●
A record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, a Supervised Person which shall be retained for five years after the individual ceases to be a Supervised Person of Nicholas;

●	A copy of each report made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and account statements made in lieu of these reports;
●	A list of all persons who are, or within the preceding five years have been, Access Persons;
●
A record of any decision and reasons supporting such decision to approve a Supervised Persons' acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

Nicholas Investment Partners, L.P. Code of Ethics

Code of Ethics/IA Policies & Procedures Certification Form
(Version dated May 1, 2015)

I, _______________________________________, have received a copy of the Nicholas Investment Partners’ Code of Ethics and IA Policies & Procedures dated May 1, 2015 and certify as follows:

●	I have read and understand the Code of Ethics and IA Policies & Procedures dated May 1, 2015 and recognize that I am subject thereto;

●	I will comply with the requirements of Code of Ethics and IA Policies & Procedures dated May 1, 2015;

●
I will report all personal securities transactions, gifts, political contributions and other items required to be reported pursuant to the requirements of the Code of Ethics and IA Policies & Procedures;

●
I am free from conviction of U.S. Federal felonies and free from sanction\inquiry from any other U.S. financial regulatory body over the past twelve months.  If this is not the case, please describe below:

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

Signature: ______________________________

Name: _________________________________

Date: __________________________________

Reviewed by: __________________________ Date of Review: ________________________

Nicholas Investment Partners, L.P. Code of Ethics

Initial/Annual Access Person Questionnaire
(Version dated May 1, 2015)

1.	Access Person’s Name:

2.	Identify household members:
(Spouse, children, and other relatives residing in the same household)

3.	Do you have any outside employment or business activity?
☐ YES ☐ NO

If YES, Describe:

4.	Do you or a household member serve as a Director, Officer, Trustee, Member, Partner, or in any other capacity, for any other entity (including a public company)?
☐ YES ☐ NO

If YES, Describe:

5.	Do you or a household member work for any financial institution other than Nicholas (e.g., bank, broker-dealer, hedge fund, investment adviser, investment bank, etc.)?
☐ YES ☐ NO

If YES, Describe:

6.	Have you received any gifts from, or made any gifts to, clients, labor union or official, or anyone else doing business with the firm, other than gifts of nominal value (defined as $100/person)?
☐ YES ☐ NO

If YES, Describe:

7.	Have you made any charitable contributions to clients or anyone doing business with the firm in an amount greater than $100?
☐ YES ☐ NO

If YES, Describe:

Nicholas Investment Partners, L.P. Code of Ethics

8.	Have you and/or any member of your immediate household made a political contribution in an amount greater than $150?
☐ YES ☐ NO

If YES, provide the following details:

Date of Contribution:

Name of Recipient:	Amount: $

Are you eligible to vote for the recipient? ☐ YES   ☐ NO

9.	Do you own any interests in any securities or other investments not included on your brokerage statements, e.g., private placements, limited partnerships, etc. (non-custodian securities)?
☐ YES ☐ NO

If YES, List:

10.	Do you have any ownership interest (a minimum of 5% interest) in other entities (public or non-public) not included on brokerage statements?
☐ YES ☐ NO

If YES, List:

11.	Have you reviewed, understand, and agree to comply with all current policies and procedures regarding our firm’s Whistleblower Policy?
☐ YES ☐ NO

12.	Do you or a household member have any association not disclosed above that could give rise to a conflict of interest or the appearance of a conflict of interest to Nicholas Investment Partners?
☐ YES ☐ NO

If YES, Describe:

Signature

Name

Date

Reviewed by: __________________________ Date of Review: ________________________

Nicholas Investment Partners, L.P. Code of Ethics

Initial/Annual Holdings Report
(Version dated May 1, 2015)

Each Access Person is to report initially (within 10 days of becoming an Access Person) and annually thereafter (no later than January 31st of each year*) information about any security holdings in any account of the Access Person, or in any account in which the Access Person or any immediate family or household member, has a direct or indirect pecuniary interest.

The following securities do not need to be reported under the Code of Ethics:
1.	any account in which the adviser or any Access Person has no direct or indirect influence or control,
2.	direct obligations of the U.S. Government, e.g., U.S. Treasury bills, notes and bonds,
3.	high quality short-term instruments, e.g., U.S. bank certificates of deposit, bankers’ acceptances, and commercial paper,
4.
open-end investment companies, i.e., mutual funds unless our firm, or an affiliated company acts as investment adviser, sub-adviser or principal underwriter to the mutual fund (excluding ETFs which are reportable);

5.
529 Plans, unless our Firm or a control affiliate manages, distributes, markets or underwrites the 529 Plan or the investments (including a fund that is defined as a reportable fund under Rule 204A-1) and strategies underlying the 529 Plan that is a college savings plan; and

Initial/Annual Holdings Information (which must be current within 45 days of the date of this report):

☐	I do not have any reportable securities holdings as of:
(Insert date for initial report or year-end for annual report)

☐	I have reportable securities holdings as of:
(Insert date for initial report or year-end for annual report)

☐
I have arranged for the Firm to receive automatic duplicate confirms and statements of securities transactions and holdings (through the submission of a 407 Letter to your brokers) which meet the reporting requirements for the following account:

Employee Name	Account Name	Account #	Name of Broker-Dealer or Bank

The reportable securities holdings are listed in the:

☐	attached brokerage statement(s), or

☐	attached Holdings Report

Nicholas Investment Partners, L.P. Code of Ethics

Name of Security & Ticker Symbol or CUSIP # (if applicable)	Type of Security	# of Shares	Principal Amount	Name of Broker-Dealer or Bank

I certify the above/attached information is true, accurate and complete as of the date indicated and discloses all reportable securities in all accounts in which I or any household/family member have a direct or indirect beneficial interest.

Signature	Date Submitted

Name

Reviewed & Approved:

Reviewed by (CCO or designated person)	Date

Name

Instructions:

1. Please complete all sections,
2. sign, print and date the form, and
3. send to CCO (or designated person), before the deadline dates noted above.

Nicholas Investment Partners, L.P. Code of Ethics

Personal Trading Pre-Clearance Form
(Version dated May 1, 2015)

Pre-clearance must be granted prior to placing a trade, and is only good for the day of the approval.  Orders that carry over to additional trading days are prohibited.

Buy________                      Sell________             Short ________                 Cover Short________

Symbol__________             Security________________________________________________________

Common Stock __________ Option __________ Debt __________ Other __________________________

Number of Units____________________Broker/Custodian_______________________________________

Access Person (or related person) has no inside information or other knowledge pertaining to this proposed transaction that would prohibit trading in the security or may constitute a violation of Company policy, confidentiality agreements or securities laws.

☐
Access Person (or related person) is not an officer, director or principal shareholder of the company and is not required to file any of the reports required by Section 16 of the Securities Exchange Act of 1934.

☐	Access Person (or related person) is an officer, director or principal shareholder of the company and will file any of the reports required by Section 16 of the Securities Exchange Act of 1934.

☐
Limited or Private offerings:
If a limited or private offering, Access Person (or related person) certifies that the investment opportunity did not arise by virtue of your position with the firm or your activities performed on behalf of the firm’s clients.

By signing below, the individual attests, to the best their knowledge, that the proposed transaction described above does not violate Nicholas’ personal security transaction and compliance policies.

Access Person (Print Name):

Signed
Date

Reviewed & Approved:

Chris Siriani, Chief Compliance Officer	Date

CIO, if needed	Date

Reviewed for blackout period trade date +2 days, which is	.

Cathy Newcomb	Date

Nicholas Investment Partners, L.P. Code of Ethics

Semi-Annual/New Brokerage Account Reporting Form
(Version dated May 1, 2015)

Employee: __________________________________

Period Ended: ______________________________

In accordance with Nicholas’s Code of Ethics, please provide a list of all accounts in which you maintain a beneficial interest.

Name of Broker, Dealer or Bank	Account Title	Account Number	Date of Account Establishment

______ Semi-Annual Submission  ______ New Account Submission

I certify that this form fully discloses all of the accounts in which I have a beneficial interest.

Print Name

Signature	Date

Reviewed by: __________________________ Date of Review: ________________________